Exhibit 4.4

GUESS? ROYALTY FINANCE LLC,
as Issuer

and

BNY MIDWEST TRUST COMPANY,
as Indenture Trustee
on behalf of the Noteholders

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 31, 2006

$75,000,000

6.75% SECURED NOTES

This First Supplemental Indenture, dated as of August 31, 2006 (this “Supplemental Indenture”), is between Guess? Royalty Finance LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), and BNY Midwest Trust Company, acting hereunder as indenture trustee and not in its individual capacity (herein, together with its successors in the trust hereunder, the “Indenture Trustee”).

RECITALS

The Issuer and the Indenture Trustee have heretofore entered into an Indenture dated as of April 28, 2003 (the “Original Indenture” and, as amended by this First Supplemental Indenture, the “Indenture”) to provide for, among other things, the issuance of $75,000,000 of the Issuer’s 6.75% Secured Notes, all as provided in the Original Indenture.

Section 9.2 of the Indenture provides, in part, that the Issuer and, when authorized by an Issuer Order, the Indenture Trustee may enter into a supplemental indenture with prior written notice to each Rating Agency and with the prior written consent of the Majority Holders for the purpose of, among other things, changing the provisions of the Indenture, provided that such changes do not affect certain terms thereof in a manner that adversely affects certain rights of Noteholders.

The Issuer desires to enter into this Supplemental Indenture in order to amend the definition of Change of Control as hereinafter provided.  All things necessary to make this Supplemental Indenture a valid agreement of the Issuer in accordance with its terms have been done.

NOW, THEREFORE, the Issuer and the Indenture Trustee hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.   Definitions.  Capitalized terms used in this Supplemental Indenture shall have the respective meanings assigned to such terms in Annex X unless otherwise defined herein.

SECTION 1.2.   Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           “or” is not exclusive;

(c)           “including” means including without limitation;

(d)           words in the singular include the plural and words in the plural include the singular;

(e)           any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(f)            the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Section, subsection and Schedule references contained in this Indenture are references to Sections, subsections and Schedules in or to this Indenture unless otherwise specified.

ARTICLE II
Modifications

SECTION 2.1.   Amendment to the Definition of Change of Control.  Annex X is hereby amended by replacing clause (e) of the definition of “Change of Control” contained therein with the following:

“(e) the failure of the Permitted Holders to hold at least 25% of the voting power of the total outstanding Voting Stock of Guess?, other than as a result of a public offering of such Voting Stock;”

ARTICLE III
MISCELLANEOUS

SECTION 3.1.   Effect of Headings and Table of Contents.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.2.   Successors and Assigns.  All covenants and agreements in this Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-Indenture Trustees and agents.

SECTION 3.3.   Separability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.4.   GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.5.   Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.6.   Limited Recourse.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee under this

Supplemental Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity, (ii) the owner of any beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in it individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee have no such obligations in their individual capacity).

SECTION 3.7.   WAIVERS OF JURY TRIAL.  THE ISSUER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 3.8.   Submission to Jurisdiction; Waivers.  Each of Issuer and the Indenture Trustee hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Supplemental Indenture, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer or the Indenture Trustee, as the case may be at its address set forth in Section 11.4 of the Original Indenture or at such other address of which the Indenture Trustee shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 3.9.   Continued Effect of Original Indenture.  Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Original Indenture shall continue in full force and effect.

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IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as a deed as of the date first written above by their respective officers hereunto duly authorized.

GUESS? ROYALTY FINANCE LLC
By:	/s/ Deborah Siegel
Name: Deborah Siegel Title: Secretary
BNY MIDWEST TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee
By:	/s/ Eric A. Lindahl
Name: Eric A. Lindahl Title: Vice President

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